Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Nidec Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the U.S. Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 19, 2013

/s/ Masuo Yoshimatsu
Masuo Yoshimatsu First Senior Vice President, Chief Financial Officer and Director